UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2022

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

$10,500,000 Loan from CH Capital Lending, LLC

On June 16, 2022, Hall of Fame Resort & Entertainment Company (the “Company”) and its subsidiaries HOF Village Retail I, LLC and HOF Village Retail II, LLC, as borrowers (the “Borrowers”), borrowed $10,500,000 (the “CHCL Loan”) from CH Capital Lending, LLC, which is an affiliate of our director Stuart Lichter (“CHCL”). The CHCL Loan is evidenced by a Promissory Note issued by the Borrowers to CHCL (the “Note”). Interest accrues on the Note at twelve percent (12%) per annum, compounded monthly. The maturity date of the Note is September 10, 2022. Borrowers have the right to prepay all or any portion of the principal amount of the Note at any time before the maturity date without penalty. Under the Note, the net proceeds of a financing that occurs after the date of the Note shall be used to prepay the Note. The Note is secured by: (i) a mortgage on real property on which the Company is building its Fan Engagement Zone (an 82,000-square-foot promenade located strategically within the campus footprint, which will include restaurants, retailers and experiential offerings) and (ii) a pledge and security interest in all of the membership interests of HOF Village Waterpark, LLC, and HOF Village Hotel I, LLC held by HOF Village Newco, LLC, each of which is direct or indirect wholly-owned subsidiary of the Company.

Upon the occurrence of an event of default under the Note, including without limitation Borrower’s failure to pay, on or before the due date any amount owing to CHCL under the Note or Borrowers’ failure, following notice from CHCL, to comply with any non-monetary covenant contained in the Note, (i) interest due will increase by 5% per annum; and (ii) CHCL may, at its option, declare Borrowers’ obligations under the Note to be immediately due and payable.

In connection with entering into the Note, the Company paid customary fees and expenses.

The foregoing description of the Note does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

$5,000,000 Loan from Stark Community Foundation, Inc.

On June 16, 2022, the Company entered into a Business Loan Agreement (the “Business Loan Agreement”) with Stark Community Foundation, Inc. (“Stark”), pursuant to which the Company borrowed $5,000,000 (the “SCF Loan”). The interest rate applicable to the SCF Loan is six percent (6.0%) per annum. Interest payments under the SCF Loan are paid annually on December 31st of each year. The SCF Loan is unsecured. The SCF Loan matures on May 31, 2029. The Company may prepay the SCF Loan without penalty.

Events of default under the Business Loan Agreement include without limitation: (i) a payment default, (ii) the Company’s failure to complete the infrastructure development for Phase II on or before December 31, 2024, and (iii) the Company’s failure, following notice from Stark, to comply with any non-monetary covenant contained in the Business Loan Agreement. Upon the occurrence of an event of default under the Business Loan Agreement: (a) interest due will increase by 5% per annum; and (b) Stark may, at its option, declare the Company’s obligations under the Business Loan Agreement to be immediately due and payable.

The Business Loan Agreement contains customary affirmative and negative covenants for this type of loan, including without limitation (i) affirmative covenants, including furnish Stark with such financial statements and other related information at such frequencies and in such detail as Stark may reasonably request and use all SCF Loan proceeds solely for the infrastructure development for the construction of Phase II, and (ii) negative covenants, including restrictions on additional indebtedness, prepayment of other indebtedness, transactions with related parties, additional liens, mergers and acquisitions, and standard prohibitions on change of control.

In connection with entering into the SCF Loan, the Company paid customary fees and expenses.

The foregoing description of the Business Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Business Loan Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document
10.1	Promissory Note, dated June 16, 2022, issued by Hall of Fame Resort & Entertainment Company, HOF Village Retail I, LLC and HOF Village Retail II, LLC to CH Capital Lending, LLC
10.2	Business Loan Agreement, dated June 16, 2022, between Hall of Fame Resort & Entertainment Company and Stark Community Foundation, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
Name: Michael Crawford
Title: President and Chief Executive Officer

Dated: June 17, 2022

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